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                                                                    EXHIBIT 99.1

AUDITORS' REPORT


To the Shareholders of Harmac Pacific Inc.


We have audited the consolidated statements of financial position of Harmac Pacific Inc. as at December 31, 1998 and 1997 and the consolidated statements of operations and deficit and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been consistently applied.

Vancouver, Canada                               PRICEWATERHOUSECOOPERS LLP
January 26, 1999                                Chartered Accountants